EXHIBIT 31.1

CERTIFICATION

I, Robert J. Pallé, Chief Executive Officer of Blonder Tongue Laboratories, Inc., certify that:

1.       I have reviewed this amended Annual Report on Form 10-K/A of Blonder Tongue Laboratories, Inc.; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018	/s/ Robert J. Pallé
Robert J. Pallé Chief Executie Officer (Principal Executive Officer)